                                                                   EXHIBIT 4.28





                              DATED: AUGUST 7, 2002








                                 MFC BANCORP LTD



                                       and


                            NEWMONT AUSTRALIA LIMITED
                               ABN 80 009 295 765

                                       and

                             NEWMONT LASOURCE S.A.S
-------------------------------------------------------------------------------
                                  ROYALTY DEED
-------------------------------------------------------------------------------






                           [KELLY & CO. LAWYERS LOGO]

THIS DEED is made on August 7, 2002


BETWEEN:

MFC BANCORP LTD a company organized under the laws of the Yukon Territory, Canada of Millennium Tower, Handelskai 92-94, CHA-1200 Vienna, Austria ("MFCB")


NEWMONT AUSTRALIA LIMITED (ABN 80 009 295 765) of 100 Hutt Street Adelaide SA 5000 ("NEWMONT")

AND:

NEWMONT LASOURCE S.A.S incorporated in accordance with the laws of France 42 Avenue de Le Grande Armee, 75017, Paris, France ("NLS'")

RECITALS:

In accordance with the terms and conditions of the Share Sale Agreement MFCB has agreed to pay the Royalty and Interest to NLS on the terms of the Royalty Agreement (as defined therein). This Deed sets out the terms and conditions in respect thereto.


TERMS OF DEED:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Deed, unless the context otherwise requires:

         AFFILIATE with respect to any person means any other person directly or indirectly controlling, controlled by or under common control with that person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, 50% or more of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person;

         BANFF means Banff Resources Ltd.;

         CAPITALIZED MAINTENANCE EXPENSES means all capital costs and expenses actually expended from Completion on or for operations, plant, equipment and maintenance at or directly related to the Kasese Cobalt Mine that are properly categorized as capital as determined by KCCL in accordance with GAAP;

         CASH COSTS means costs incurred in the mining, processing, transportation, storage and sale of minerals produced and/or processed at or from the Mining Operations comprised of:

         (i)    operating costs and expenses of the Mining Operations; and

         (ii) interest and other fees and expenses on loans and other financial facilities directly and solely related to financing the Mining Operations other than on the loans and other financial facilities comprising the Shareholder Loans and the Senior Debt; and

         (iii)  marketing expenses directly related thereto; and

                                      -2-                          ROYALTY DEED
-------------------------------------------------------------------------------

         (iv)   administrative expenses directly related thereto; and

         (v) taxes, dues, duties, excises, tariffs and other levies imposed by the Government of Uganda in respect of the production, transport or export of the minerals from the Mining Operations; and

         (vi) taxes, dues, duties, tariffs and other levies imposed in the country of the port of discharge on the import of the minerals to the extent only to which the same have been paid by KCCL; and

         (vii) Capitalized Maintenance Expenses (to the extent that they are not already counted in one of the other paragraphs of this subclause); and

         (viii) all transport, freight charges, insurance, port and handling charges; and

         (ix) weighing, sampling, assaying, inspection, surveying, representation and selling agency costs and charges and storage costs and commissions associated with the sale of cobalt or other minerals and incurred after such cobalt or other minerals have left the production facilities at the Mining Operations; and

         (x)    Transition Fees means such fees pursuant to the terms of clause
                10.1 of the Share Sale Agreement.

         COMPLETION means completion of the transactions contemplated by the Share Sale Agreement;

         DEED means this Deed;

         DISPOSE means in respect of an ownership interest in the Mining Operations, to sell, assign, transfer, surrender or otherwise dispose (other than through an Encumbrance) of any interest in the Mining Operations with the result that the Percentage Interest of MFCB and its Affiliates is or will be reduced;

         ENCUMBRANCE includes any and all encumbrances including options, mortgages, pledges, charges, debentures, liens, assignments, hypothecations, security interests, title retentions, preferential rights, court orders, trust arrangements and any other legal or equitable interests or claims;

         EFFECTIVE DATE means 1 July 2002;

         FREE CASH FLOW has the meaning set out in clause 2.2(b);

         FISCAL YEAR means the period commencing on the Effective Date and ending on the next following 31 December and each period of 12 consecutive months thereafter;

         GAAP means generally accepted accounting principles of the United States of America consistently applied;

         INTEREST means the interest payable in accordance with clause 3.1 hereof;

         INTEREST THRESHOLD means in any Fiscal Year of KCCL, a positive gross profit margin of KCCL (calculated according to GAAP) for such year equal to or greater than 20%;

                                      -3-                          ROYALTY DEED
-------------------------------------------------------------------------------

         KCCL means Kasese Cobalt Company Limited, a company incorporated under the laws of Uganda;

         KASESE COBALT MINE means the cobalt processing plant located at Kasese, Uganda owned and operated by KCCL for processing tailings from the former Kilembe mine;

         KILEMBE TAILINGS PROJECT means the tailings project owned directly or indirectly by Kilembe Mines Limited and in which Banff purports to have an option to acquire a 65% interest;

         MINING OPERATIONS means the Kasese Cobalt Mine and/or Kilembe Tailings Project;

         PARTY means a party to this Deed;

         PERCENTAGE INTEREST means the total percentage ownership interest of MFCB and its Affiliates in the Mining Operations (whether held directly or indirectly or alone or jointly with any other person);

         PRESCRIBED RATE means LIBOR plus 2 percentage points;

         ROYALTY means the royalty to be paid to Newmont and NLS pursuant to the terms and conditions set forth in this Deed;

         ROYALTY PERIOD means each of:


         (a) the period commencing upon the Effective Date and ending on 30 September, 2002; and

         (b) every subsequent calendar quarter ending upon 31 December 31 March, 30 June and 30 September

         ROYALTY STATEMENT means a statement prepared by MFCB in accordance with GAAP, setting out in reasonable detail all information and data necessary for the calculation of the Royalty payable in respect of a particular Royalty Period.

         SENIOR DEBT means any and all amounts, which as at Completion were due and owing by KCCL to the Senior Lenders including, without limitation, fees and expenses, which as at 30 June 2002 was comprised of those amounts set out in Appendix A;

         SENIOR LENDERS means International Finance Corporation, The Standard Bank of South Africa Limited acting through its Standard Corporate and Merchant Bank division, Societe De Promotion Et De Participation pour la Cooperation Economique ("Proparco") SA and European Investment Bank and Royal Bank of Scotland;

         SHAREHOLDER LOANS means any and all amounts due, owing or accruing from KCCL or their Affiliates to Newmont, NLS or their Affiliates as at Completion, which such amounts totalled $114,409,287 as at 30 June 2002, and were comprised of those amounts set out in Appendix A hereto; and

         SHARE SALE AGREEMENT means the agreement inter alia for the sale of 55,210,984 shares in Banff entered into by NLS, MFCB and Newmont executed at or about the time of this Deed,

                                      -4-                          ROYALTY DEED
-------------------------------------------------------------------------------

1.2      INTERPRETATION

         In this Deed, unless the context otherwise requires:

         (a) a reference to any document, agreement or deed is a reference to that document, agreement or deed as varied, novated or replaced from time to time;

         (b)    the singular includes the plural and vice versa;

         (c)    a reference to a gender includes all other genders;

         (d) the use of the word "including" or any similar terms does not limit what else might be included;

         (e)    a reference to a thing includes all or any part of it;

         (f) where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

         (g) a reference to a person or entity includes a natural person, a partnership, corporation, trust, association, unincorporated body, authority or other entity;

         (h) a term which purports to bind or benefit two or more persons binds or benefits them jointly and severally;

         (i) a reference to a party includes that party's legal personal representatives, successors and permitted assigns;

         (j) headings are inserted in this Deed for convenience only and are not intended to affect the interpretation of this Deed;

         (k) a reference to a statute, ordinance, code or other law includes regulations and other instruments issued under it and consolidations, amendments, re-enactments or replacements of any of them;

         (l) a reference to a clause, schedule, appendix or annexure is, except where otherwise indicated, a reference to a clause of, or schedule, appendix or annexure to this Deed;

         (m)    a reference to time is to local time in Vancouver, Canada;

         (n) capitalized terms not defined herein shall have the meaning ascribed thereto in the Share Sale Agreement; and

         (o) all monies payable by MFCB to Newmont and NLS under this document shall be payable in US dollars.

                                      -5-                          ROYALTY DEED
-------------------------------------------------------------------------------

1.3      CAPACITY

         (a) MFCB warrants and represents to Newmont and NLS that, as at the date of this document, MFCB has obtained all consents and approvals necessary to enter into this Deed.

         (b) MFCB shall be responsible and liable for the actions and omissions of each of its Affiliates in relation to this Deed. MFCB enters into this Deed both in its own right and as agent of and trustee for all of its Affiliates.

2.       ROYALTY

2.1      GRANT OF ROYALTY

         For the consideration set out in the Share Sale Agreement and subject to clause 1.4, MFCB agrees, subject to the terms and conditions in this Deed, to pay the Royalty to NLS provided that nothing herein shall obligate or be deemed to obligate MFCB or any of its Affiliates (including after Completion Banff and/or KCCL) to conduct or maintain any level of operation at the Mining Operations.

2.2      CALCULATION OF ROYALTY

         (a) The Royalty to be paid by MFCB shall be an amount equal to 10% of the Free Cash Flow up to an aggregate maximum of US$10,000.000 (the "Royalty Cap"), payable in accordance with clause 2.3. For greater certainty, if for any Royalty Period, there is no Free Cash Flow or the same is a negative amount, no Royalty shall be paid or payable by MFCB hereunder for such period.

         (b) For the purposes of calculating the amount of the Royalty, "FREE CASH FLOW" means the actual proceeds of sale from all cobalt and other minerals produced from the Mining Operations received by KCCL or Banff during each Royalty Period less the Cash Costs incurred during that Royalty Period. For the purposes of this definition, in the case of any disposal of cobalt or other minerals by KCCL which is not at a sale on arms length commercial terms, KCCL will be taken to have received at the time at which that disposal took place proceeds of sale equal to the proceeds of sale which it would be reasonable to expect that KCCL would have received had that disposal been a sale at arms length commercial terms.

3.       PAYMENT OF INTEREST

3.1      CALCULATION OF INTEREST

         In addition to the payment of the Royalty, MFCB agrees, subject to clause 1.4, to pay to NLS, in any Fiscal Year during which the Interest Threshold is met, Interest at the rate of 5% per annum (based upon a 365 day year) compounding semi-annually on so much of the amount of the Royalty Cap outstanding from time to time during such Fiscal Year. For greater clarity, if the Interest Threshold is not met, no Interest shall accrue or be paid or payable in respect of such Fiscal Year

3.2      PAYMENT OF INTEREST

         Interest shall be calculated and paid in clear funds and without deduction of any kind within 30 days after the end of each Fiscal Year.

                                      -6-                          ROYALTY DEED
-------------------------------------------------------------------------------

4.       PAYMENT OF ROYALTY

4.1      DUE DATE FOR PAYMENT

         MFCB must pay the Royalty due to NLS for a particular Royalty Period within 14 days after the end of that Royalty Period in clear funds and without deduction of any kind.

4.2      ROYALTY STATEMENT

         MFCB must submit a Royalty Statement to NLS at the same time as payment of the Royalty for each Royalty Period and, in any event, within 14 days after the end of the relevant Royalty Period.

4.3      FAILURE TO PAY ROYALTY

         If MFCB fails to pay a Royalty payment due to NLS by the date on which such payment is due and payable then, without prejudice to any other rights of NLS, MFCB shall pay to NLS (as the case may be) immediately upon receipt of written demand:

         (a) interest at the Prescribed Rate on the unpaid Royalty payment calculated daily from such due date until such Royalty payment has been made in full; and

         (b) all reasonable out of pocket costs and expenses (including reasonable legal costs and disbursements) attributable to MFCB's failure to pay the Royalty by its due date for payment.

5.       ACCOUNTS AND AUDIT

5.1      RECORDS

         MFCB must use all reasonable commercial efforts to cause KCCL to keep and maintain or ensure that there are kept and maintained accurate books of account, records, reports, invoices, statements, and other documents as are reasonably necessary to verify and substantiate the amount of the Royalty payable for each Royalty Period and the payment of Interest.

5.2      ACCESS TO RECORDS

         MFCB shall exercise its rights as a direct or indirect shareholder of KCCL and cause its nominees on the board of KCCL to vote to procure that one of Newmont or NLS and its representatives (including its auditors) have full access during regular business hours upon reasonable prior notice (but no more than twice in any 12 month period) to all of the books of account, records, reports, invoices, statements and other documents kept and maintained in accordance with Clause 5.1.

5.3      AUDIT

         NLS (but only once in any 12 month period) shall have the right at their own expense upon 30 days written notice to MFCB to audit at its own cost the calculation of the Royalty as referred to in each Royalty Statement. If an audit is undertaken and reveals any underpayment of the Royalty for any Royalty Period, then MFCB must pay the amount of the Royalty outstanding and interest on the amount outstanding at the Prescribed Rate upon written demand by NLS. If the amount of the Royalty outstanding is at least $100,000 in aggregate over four consecutive Royalty Periods then MFCB must also pay the

                                      -7-                          ROYALTY DEED
-------------------------------------------------------------------------------

         reasonable out-of-pocket costs and expenses of NLS's audit. In the event that the audit determines the Royalty was correctly calculated, NLS shall pay to MFCB the reasonable out-of-pocket costs and expenses incurred by MFCB and KCCL in respect thereto.

5.4      DISPUTES

         If there is a dispute as to the amount of the Royalty due which cannot be resolved by the Parties within 20 days after delivery of written notice of such dispute, then each of the Parties shall prepare and submit a written statement setting forth the specific matters in dispute to the Vancouver, British Columbia office of PriceWaterhouse Coopers (the "CA Firm") along with any information, supporting documentation and other materials in respect of each Party's determination of such calculation and the specific matters in dispute, which firm shall render its opinion as to such matters in accordance with the terms of this Deed. Based on that opinion, the CA Firm shall then send to the Parties a written determination of the matters in dispute and a written determination of the Royalty due (the "Royalty Calculation") based upon such opinion, whereupon the Royalty Calculation shall be final and binding upon the Parties. If the CA Firm determines that the Royalty due for the relevant Royalty Period was underpaid by MFCB, then MFCB shall pay any costs incurred by the CA Firm and forthwith pay to NLS the amount of the underpayment. If the CA Firm determines that the Royalty due for the relevant Royalty Period was paid accurately or overpaid by MFCB, then Newmont or NLS shall pay any costs incurred by the CA Firm. In the event of any overpayment, the requisite adjustment between the Parties shall be made during the next Royalty Period to the Royalty payable in respect thereof and, in the event MFCB is unable to fully recover such overpayment during such Royalty Period, during the next succeeding Royalty Periods until such overpayment is fully recovered.

6.       ASSIGNMENT BY MFCB

6.1      RESTRICTION ON DISPOSAL OF INTEREST IN MINING OPERATIONS

         MFCB covenants and agrees that it will not Dispose and will procure each of its Affiliates to not Dispose of any interest in the Mining Operations except: (i) to an Affiliate of MFCB; or (ii) with the prior written consent of Newmont and NLS, which consent Newmont and NLS agree will not be unreasonably withheld or refused in the case of a Disposal of an interest in a Mining Operations to another person ("ASSIGNEE"), where the Assignee would be reasonably expected to be able to meet the obligations of MFCB under this Deed in respect of the Mining Operations.

6.2      ROYALTY DEED

         A Disposal by MFCB or any Affiliate of any interest in a Mining Operations will not be effective unless the Assignee or relevant Affiliate respectively enters into a royalty deed with Newmont and NLS in identical terms, mutatis mutandis, to this Deed in respect of the interest in the Mining Operations concerned or the Mining Operations which is Disposed of to the Assignee.

6.3      RELEASE

         Upon the due execution by MFCB and the Assignee or relevant Affiliate, and the delivery to Newmont and NLS of the duly executed royalty deed referred to in clause 6.2, MFCB shall be released and discharged from all obligations arising out of this Deed attributable to the interest in the Mining Operations so Disposed of or attributable to the Affiliate concerned and arising after the execution and delivery of that royalty deed. Unless and until the release in this clause becomes effective MFCB shall continue to be liable to pay the

                                      -8-                          ROYALTY DEED
-------------------------------------------------------------------------------

         Royalty pursuant to the terms hereof as if the relevant Disposal had not occurred and this Deed shall be read and construed accordingly.

6.4      RESTRICTION ON ASSIGNING OTHER INTERESTS IN THIS DEED

         Except as provided in Clause 6, MFCB must not assign, transfer or otherwise dispose of its rights or obligations under this Deed.

7.       ASSIGNMENT BY NEWMONT OR NLS

         Newmont or NLS may assign their rights and obligations under this Deed by giving 14 days prior written notice to MFCB.

8.       CONFIDENTIALITY

         The Parties agree that the contents of this Deed and documents and information disclosed pursuant to this Deed shall be kept confidential and shall not be disclosed by the Parties otherwise than to each other or with the consent of all Parties in an agreed format or:

         (a) to its shareholders, staff (including contract staff), professional advisers and financiers upon those persons undertaking to keep confidential any information so disclosed;

         (b) to comply with any applicable law or the requirement of any regulatory body (including any relevant stock exchange or NASDAQ);

         (c) for inclusion in any document inviting capital to be invested in that disclosing Party or a related body corporate;

         (d) to the financial institutions to which the disclosing Party or any of its Affiliates owe continuing disclosure obligations as at the date of execution of this Deed;

         (e) to a financial institution in connection with any loan sought to be arranged by the disclosing Party or any of its Affiliates;

         (f) to a prospective purchaser of or subscriber for shares in the disclosing party or an Affiliate; and

         (g) to a potential assignee of the disclosing Party or an Affiliate of the disclosing Party,

         provided that any disclosures pursuant to paragraphs (f) or (g) above shall only be made subject to the person to whom the disclosure is made covenanting and agreeing with the disclosing party in a form enforceable by the disclosing Party and the other Parties that the relevant information shall not be disclosed to any other person for any purposes whatsoever.

9.       NO INTEREST IN MINING OPERATIONS

         This Deed does not confer upon Newmont or NLS, and Newmont and NLS will not claim, any legal or equitable interest in any Mining Operations.

                                      -9-                          ROYALTY DEED
-------------------------------------------------------------------------------

10.      WAIVER

10.1     EFFECTIVENESS

         No waiver by any Party or any provision of this Deed is effective unless it is in writing executed by that Party and any waiver is effective only in the specific instance and for the specific purpose for which it was given.

10.2     FAILURE OR DELAY

         No failure or delay by any Party to exercise any right, power or remedy under this Deed or to insist on strict compliance by the other Party with any obligation under this Deed, and no custom or practice of the Parties at variance with the terms of this Deed, constitutes a waiver of any Party's right to demand exact compliance with this Deed.

11.      NOTICE

         The provisions of Appendix A apply to notices given under this document.

12.      FURTHER ASSURANCES

         Each party must do, sign, execute and deliver and must procure that each of its employees and agents does, signs, executes and delivers all deeds, documents, instruments and acts reasonably required of it or them by notice from another party effectively to carry out and give full effect to this Deed and the rights and obligations of the parties under it, both before and after Completion.

13.      RELATIONSHIP

         This Deed does not create any partnership, joint venture or agency relationship between the Parties. The Parties shall be treated as independent contractors.

14.      COSTS

         Each Party shall each bear its own costs and expenses in relation to the preparation and execution of this Deed.

15.      TERMINATION

         This Deed shall automatically terminate, and the grant of the Royalty and other obligations hereunder shall be cancelled upon the earlier of:
         (i) the date which is seven calendar months after payment by MFCB of Royalties in the aggregate amount of the Royalty Cap; (ii) the date of the permanent closure of the Kasese Cobalt Mine and (iii) December 31, 2025. Upon termination of this Deed, MFCB shall have no further obligations or liabilities under this Deed.

16.      SEVERANCE

         If any provision of this Deed is prohibited, invalid or unenforceable in any jurisdiction, that provision will, as to that jurisdiction be ineffective to the extent of the prohibition, invalidity or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of that provision in any other jurisdiction.

                                     -10-                          ROYALTY DEED
-------------------------------------------------------------------------------

17.      AMENDMENT

         This Deed may only be amended in writing signed by all the Parties and may not be amended in any other manner.

18.      COUNTERPARTS

         This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one document and this Deed will come into effect on the last exchange of either original or facsimile counterparts.

19.      ENTIRE AGREEMENT

         While certain other agreements (including the Share Sale Agreement) contain provisions that relate to this Deed, this Deed contains the entire agreement of the Parties in relation to the Royalty. The terms of this Deed shall prevail over the provisions of any other agreement to the extent of any inconsistency in relation to the Royalty.

20.      GOVERNING LAW

         This Deed shall be governed exclusively by the laws of the Province of British Columbia, and the federal laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, and the parties irrevocably submit to the non-exclusive jurisdiction of the Supreme Court of British Columbia, situate in Vancouver.

                                     -11-                          ROYALTY DEED
-------------------------------------------------------------------------------



EXECUTED as a deed.

EXECUTED for and on behalf    )
OF MFC BANCORP LIMITED by:    )
                              )


                                Signature           /s/ James M. Carter
------------------------------                      ----------------------------

                                Print Name          James M. Carter
------------------------------                      ----------------------------

                                Director/Secretary  Vice-President
------------------------------                      --------------------------

EXECUTED for and on behalf of  )
NEWMONT AUSTRALIA LIMITED by:  )
                               )


                                Signature
------------------------------                      ----------------------------

                                Print Name
------------------------------                      ----------------------------

                                Director/Secretary
------------------------------                      --------------------------

                                      OR

Signed by Charles Main as Attorney )  NEWMONT AUSTRALIA LIMITED by its
for NEWMONT AUSTRALIA LIMITED who  )  Attorney
certifies that he has not had
notice of revocation of his           /s/ Charles B. Main
appointment as Attorney in the        ---------------------------------------
presence of                           Power of Attorney

/s/ Joseph P. Guiffre
---------------------------------
Witness

Joseph P. Guiffre
---------------------------------
Full Name of Witness



EXECUTED for and on behalf of )
NEWMONT LASOURCE S.A.S. by:   )
                              )

                                Signature
------------------------------                      ----------------------------

                                Print Name
------------------------------                      ----------------------------

                                Director/Secretary
------------------------------                      --------------------------

                                     -12-                          ROYALTY DEED
-------------------------------------------------------------------------------
                                       OR

Signed by Charles Main as Attorney )    NEWMONT LASOURCE S.A.S. by its
for NEWMONT LASOURCE S.A.S. who    )    Attorney
certifies that he has not had
notice of revocation of his
appointment as Attorney in the          /s/ Charles B. Main
presence of                             -----------------------------------
                                        Power of Attorney

/s/ Joseph P. Guiffre
---------------------------------
Witness

Joseph P. Guiffre
---------------------------------
Full Name of Witness

                                   APPENDIX A

                                     NOTICES

1.       DELIVERY

         A Notice must be in writing and delivered on a Business Day, sent by prepaid mail (airmail if overseas) or by facsimile to the address or facsimile number of the recipient party set out in paragraph 3 or to such other address or facsimile number as that party may from time to time notify the other parties for the purposes of this schedule.

2.       RECEIPT

         A Notice given in accordance with paragraph 1 will be treated as having been received:

         (a) if it is delivered before 5.00pm on a Business Day, at the time of delivery otherwise at 9.00 am on the next following Business Day;

         (b) on the third Business Day (or seventh Business Day if sent overseas) after posting; and

         (c) if sent by facsimile, upon production of a correct and complete transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purposes of this paragraph (but if the communication is not completed by 5.00pm on a Business Day, at 9.00 am on the next following Business Day).

3.       ADDRESSES FOR NOTICES

         For the purposes of this schedule, the address and facsimile details of each party are as follows:

         NEWMONT

         Attention:   Company Secretary

         Address:     100 Hut Street Adelaide South Australia 5000

         Facsimile:   +618 8303 1900

         NLS

         Attention:   Managing Director

         Address:     42 Avenue de Le Grande Armee, 75017, Paris, France

         Facsimile:   +331 56 68 06 66

         MFCB

         Attention:   President:

         Address: c/o 1000 Cathedral Place, 925 West Georgia Street, Vancouver, B.C. V6C 3L2

         Facsimile:   +604-669-8803

                                   APPENDIX A

                        SENIOR DEBT AND SHAREHOLDER LOANS


SUMMARY OF KASESE SENIOR DEBT AND SHAREHOLDER LOANS
AS AT 30 JUNE 2002


BORROWED BY                       BORROWED FROM         CURRENCY     AMOUNT
-----------                       -------------         --------   ----------
SENIOR DEBT - GUARANTEED
------------------------

KCCL                               IFC                   US$        8,000,000
KCCL                               Proparco              US$        8,400,000
KCCL                               EIB                   US$        6,502,600
KCCL                               SCMB                  US$       10,909,091
Interest & Finance Charges                               US$          712,880
                                                                   ----------
Total                                                    US$       34,524,571
                                                                   ----------
SENIOR DEBT - OTHER
-------------------

KCCL                               EIB                  Euros         480,000
                                                                   ----------

SHAREHOLDER LOANS
-----------------

KCCL                               Newmont LaSource      US$      102,978,620
                                                                   ----------
Total Shareholder Loans                                  US$      102,978,620
                                                                   ----------

SUMMARY OF BANFF SHAREHOLDER LOANS
AS AT 30 JUNE 2002


BORROWED BY                       BORROWED FROM         CURRENCY     AMOUNT
-----------                       -------------         --------   ----------
Banff                              Newmont LaSource      US$       11,430,667
                                                                   ----------
Total Shareholder Loans                                  US$       11,430,667
                                                                   ----------